                                                                    EXHIBIT 11.1

Quaker City Bancorp, Inc.
Computation of Earnings Per Share

                                                      Three Months    Nine Months
                                                         Ended           Ended
                                                        March 31,      March 31,
                                                          1999            1999
                                                         ----------     ----------
A      Average common shares outstanding                  5,365,159      5,443,145
                                                         ----------     ----------
B      Net earnings for period                           $2,498,000     $7,037,000
                                                         ==========     ==========
       Basic earnings per share [ B / A ]                $     0.47     $     1.29
                                                         ==========     ==========

       Common share equivalents :
C      Average stock options outstanding                    569,696        573,140
                                                         ----------     ----------
D      Option exercise price                             $     8.49     $     8.48
                                                         ----------     ----------
E      Exercise proceeds [ C x D ]                       $4,836,719     $4,860,227
                                                         ----------     ----------
F      Average market price in period                    $    15.01     $    16.08
                                                         ----------     ----------
G      Shares repurchased at market price [ E / F ]         322,233        302,253
                                                         ----------     ----------
H      Increase in common shares [ C - G ]                  247,463        270,887
                                                         ----------     ----------
I      Shares outstanding and equivalents [ A + H ]       5,612,622      5,714,032
                                                         ==========     ==========
J      Net earnings for period                           $2,498,000     $7,037,000
                                                         ==========     ==========
       Diluted earnings per share [ J / I ]              $     0.45     $     1.23
                                                         ==========     ==========
       Market price at end of period                     $    15.00     $    15.00
                                                         ==========     ==========



                                  Exhibit 11.1